Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
11/4/2026	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS THIRD QUARTER 2026 RESULTS

•Global Systemwide sales* increased 4% to over $38 billion for the quarter

•Consolidated operating income increased 7% and adjusted operating income increased 8% for the quarter

•Systemwide sales to loyalty members across 70 loyalty markets were $41 billion for the trailing twelve-month period and more than $11 billion for the quarter

CHICAGO, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2026.

“McDonald’s delivered another quarter of global growth, with solid performance across much of our international business. In the U.S., we're encouraged by improvement as the quarter progressed following our intervention on value,” said Chris Kempczinski, Chairman and CEO. “We’re focused on building from here, strengthening the business today and investing in the next chapter of growth.”

Third quarter financial performance:
•Global comparable sales increased 1.5%:
•U.S. decreased 0.2%
•International Operated Markets increased 1.4%
•International Developmental Licensed Markets increased 4.2%
•Consolidated revenues increased 1% (1% in constant currencies).
•Systemwide sales increased 4% (4% in constant currencies).
•Consolidated operating income increased 7% (7% in constant currencies). Results reflected pre-tax charges of $56 million and $39 million for the current year and prior year, respectively, primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current and prior year charges, consolidated operating income increased 8% (8% in constant currencies).**
•Diluted earnings per share was $3.51, an increase of 10% (11% in constant currencies). Excluding the current year charges described above of $0.06 per share, diluted earnings per share was $3.57, an increase of 11% (11% in constant currencies) when also excluding prior year charges.**
•The Company declared a 4% increase in its quarterly cash dividend to $1.93 per share.

*Refer to page 4 for a definition of Systemwide sales.
**Refer to pages 2 and 3 for additional details on our results for the third quarter 2026 and 2025.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended September 30,
	2026	2025
U.S.	(0.2)%	2.4%
International Operated Markets	1.4	4.3
International Developmental Licensed Markets	4.2	4.7
Total Company	1.5%	3.6%

•U.S.: Comparable sales declined slightly as negative comparable guest counts were largely offset by positive check growth.

•International Operated Markets: Most markets reflected positive comparable sales, led by Germany and Australia, partly offset by France.

•International Developmental Licensed Markets: All geographic regions reflected positive comparable sales. Positive comparable sales were led by Japan, partly offset by negative comparable sales in China.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$7,157	$7,078	1%	1%	$20,773	$19,876	5%	2%
Operating income	3,595	3,357	7	7	9,887	9,237	7	5
Net income	2,486	2,278	9	9	6,831	6,399	7	5
Earnings per share-diluted	$3.51	$3.18	10%	11%	$9.61	$8.92	8%	6%

Results for 2026 included the following:
•Net pre-tax charges of $56 million, or $0.06 per share, for the quarter and $155 million, or $0.17 per share, for the nine months, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
Results for 2025 included the following:
•Net pre-tax charges of $39 million, or $0.04 per share, for the quarter and $148 million, or $0.16 per share, for the nine months, primarily related to restructuring charges associated with Accelerating the Organization
Excluding the above items, results for the quarter and nine months ended September 30, 2026 were primarily driven by higher Other operating income and higher sales-driven Franchised margins. Results for the nine months were partly offset by higher Selling, general and administrative expenses.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended September 30,
	Net Income				Earnings per share - diluted
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,486	$2,278	9%	9%	$3.51	$3.18	10%	11%
(Gains)/Charges, net of tax	43	30			0.06	0.04
Non-GAAP	$2,529	$2,308	10%	10%	$3.57	$3.22	11%	11%

	Nine Months Ended September 30,
	Net Income				Earnings per share - diluted
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$6,831	$6,399	7%	5%	$9.61	$8.92	8%	6%
(Gains)/Charges, net of tax	119	114			0.17	0.16
Non-GAAP	$6,950	$6,513	7%	5%	$9.78	$9.08	8%	6%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months, including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members are comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 70 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2026.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on November 4, 2026. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 45,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on November 4, 2026. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended September 30,	2026	2025	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$4,487	$4,363	$124	3%
Sales by Company-owned and operated restaurants	2,480	2,563	(83)	(3)
Other revenues	189	151	39	26

TOTAL REVENUES	7,157	7,078	79	1

Operating costs and expenses
Franchised restaurants-occupancy expenses	687	666	20	3
Company-owned and operated restaurant expenses	2,088	2,172	(84)	(4)
Other restaurant expenses	167	135	31	23
Selling, general & administrative expenses
Depreciation and amortization	118	121	(2)	(2)
Other	641	664	(23)	(3)
Other operating (income) expense, net	(139)	(37)	(102)	n/m
Total operating costs and expenses	3,561	3,721	(160)	(4)

OPERATING INCOME	3,595	3,357	239	7

Interest expense	408	406	1	—
Nonoperating (income) expense, net	(1)	1	(2)	n/m

Income before provision for income taxes	3,188	2,949	239	8
Provision for income taxes	702	671	31	5

NET INCOME	$2,486	$2,278	$208	9%

EARNINGS PER SHARE-DILUTED	$3.51	$3.18	$0.33	10%

Weighted average shares outstanding-diluted	708.3	715.9	(7.6)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Nine Months Ended September 30,	2026	2025	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$12,887	$12,238	$649	5%
Sales by Company-owned and operated restaurants	7,322	7,154	168	2
Other revenues	565	485	80	16

TOTAL REVENUES	20,773	19,876	897	5

Operating costs and expenses
Franchised restaurants-occupancy expenses	2,042	1,940	102	5
Company-owned and operated restaurant expenses	6,258	6,109	149	2
Other restaurant expenses	496	424	71	17
Selling, general & administrative expenses
Depreciation and amortization	340	333	7	2
Other	1,995	1,834	161	9
Other operating (income) expense, net	(245)	(1)	(244)	n/m
Total operating costs and expenses	10,885	10,639	246	2

OPERATING INCOME	9,887	9,237	650	7

Interest expense	1,217	1,172	45	4
Nonoperating (income) expense, net	4	(75)	79	n/m

Income before provision for income taxes	8,666	8,140	526	6
Provision for income taxes	1,835	1,740	94	5

NET INCOME	$6,831	$6,399	$432	7%

EARNINGS PER SHARE-DILUTED	$9.61	$8.92	$0.69	8%

Weighted average shares outstanding-diluted	711.0	717.2	(6.2)	(1)%
n/m Not meaningful